APS American Physicians Service Group, Inc.

NASDAQ: AMPH

Forward-Looking Statements

Our presentation includes, and our response to various questions may include, forward-looking statements about the Company's revenues and earnings and about our future plans and objectives. Any such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to be materially different than any future results, performance and achievements described in this presentation. Factors that could cause actual results to differ materially from expectations include the 'Risk Factors' described in the Company's filings with the Securities and Exchange Commission. We have no intention to update any of this information unless required by law.

APS

Company Overview

- Founded in 1974, IPO in 1983 (NASDAQ: AMPH)
- Acquired American Physicians Insurance Company ("API") on April 1, 2007
  - 30+ year history writing Texas medical professional liability insurance
  - API managed by AMPH since inception
- A leading medical professional liability insurer in Texas
- 6,734 policyholders at April 30, 2010
- A.M. Best financial strength rating of A- (Excellent)

Investment Highlights

- Strong balance sheet and operating performance
- Texas tort reform enacted in 2003
- Strong reserve position at the top of actuarial range
- Growth opportunities
- Attractive performance comparison to peer group
- Management strongly aligned with shareholders (11% ownership)

API Acquisition – Completed April 1, 2007

- Total consideration of approximately $45 million, 2 million common shares, $9.2 million worth of preferred shares
- Preferred stock requires $1 million annual redemption and a 3% annual dividend
  - $5.5 million remains outstanding
- Policyholders received 28% of shares of combined company

APS

Favorable Claims and Headcount Trends

- Texas tort reform in 2003 drastically altered medical professional liability market
  - $250,000 cap on non-economic damages
  - Claim counts in post reform years meaningfully reduced
- Continued focus on underwriting to maintain quality of book



Claim Counts Relative to Number of Policyholders
Claim Counts
# of Policyholders
1,400
1,200
1,000
800
600
400
200
0
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010 Q1
3,019
2,992
3,070
2,992
3,622
3,919
4,712
4,930
5,336
6,363
6,695
716
706
741
930
383
335
507
413
384
386
312*
1,096
1,123
1,110
1,372
993
705
808
740
585
572
537
Policyholders
Reported Claims
Pending Claims

* Annualized estimate of 312 claims based on 78 reported claims through Q1 2010

Premium Pricing and Retention

- Strong policyholder retention; 90% in 2005, 93% in 2006, 91% in 2007, 92% in 2008, 90% in 2009, 90% in Q1 2010
- Rates remain high relative to historic levels


Relative Rates since 1999
and Annual Rate Change
250
200
150
100
50
0
100
104
125
175
224
226
206
169
144
136
130
127
4%
20%
40%
28%
1%
(9%)
(18%)
(14%)
(6%)
(4%)
(2%)
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010 Q1

Prudent and Innovative Underwriting

- Predominantly claims-made policies
- Exempt from Texas regulation of rate and policy forms
  - Allows flexibility in coverage terms
- Conservative underwriting philosophy
  - Individually underwrite every new and renewal policy
  - Medical Director involvement in every underwriting decision
  - On-site visits to group applicants

APS

Texas Market Share


42%
15%
13%
6%
3%
4%
17%
Texas Medical Liability Trust 42%
American Physicians Insurance 15%
Medical Protective 13%
Advocate MD 6%
Texas Medical Liability Ins. Underwriting Association 3%
The Doctors Company 4%
Other (Less than 3% each) 17%

Source: 2008 NAIC Data including TMLT

Top Insured Specialties by Headcount

Anesthesiology	14%
Family Practice / Internal Medicine	13%
Obstetrics and Gynecology	11%
Other Surgical Specialties	5%
Orthopedics	4%
Cardiology	4%
Pediatrics	3%
Dentists	3%
General Surgery	2%
Radiology	2%
Urology	2%
Other Specialties	12%
CRNA	13%
Physician Extenders / Clinical Staff	12%
Total	100%

APS

Policy Limit Profile (in 000's)



1000/5000
4%
100/300
6%
1000/3000
29%
200/600
36%
500/1500
7%
500/1000
14%
300/900
4%

1000/5000 coverage only on a shared limit policy with allied health professionals

2000/4000 and 3000/5000 coverage on 31 and 10 physicians, respectively

Claims Management

- Claims staff has an average of over 16 years experience with APS
- Physician Claims Committee reviews large claims for medical standard of care and defensibility
- Perform on-site visits by risk management professionals
- Historically, over 80% of claims closed without indemnity

APS

Growth Opportunities

- Meaningful opportunities for growth
  - 15% of $407 million growing Texas market (1)
  - New focus on $84 million Arkansas market (2)
  - Recent entry into $130 million Oklahoma market (2)
  - Potential acquisitions
- A.M. Best rating supports AMPH growth initiatives
- Enhanced access to capital

(1) Source: 2008 NAIC Data including TMLT

(2) Source: 2008 SNL NAIC Data

APS

Financial Overview

- Strong balance sheet and operating performance
- Net income of $22.7 million for trailing twelve months ended March 31, 2010
- Conservative reserve philosophy
- Attractive valuation comparison to peer group

1Q 2010 RECAP

- 6% increase in gross written premium (Q1 2010 vs. Q1 2009)
  - 2% rate decrease
  - Strong policyholder retention at 90%
  - $2.7 million in new business
- Minimal losses on investment impairments (3rd straight quarter)
- $4.7 million of favorable claim development
- Diluted EPS of $0.65
- Trailing twelve month ROE of 15%

APS

Capital Management

- Underwriting leverage is strong
  - .6 to 1 annualized net written premium to surplus ratio
- Debt to equity is only 3%
- Paid dividends for the last 6 years
- Share repurchases
  - Over 23,600 shares purchased in 2010 at an average price of $22.02
  - $2.4 million of authorization remaining at March 31, 2010
- Actively seeking strategic growth opportunities

APS

Balance Sheet Highlights



(in Millions)
$350
$300
$250
$200
$150
$100
$50
$-
$283
$284
$300
$311
$224
$232
$259
$273
$102
$92
$89
$89
$124
$136
$159
$164
Total Assets
Total Cash & Investments
Gross Reserves
Stockholders' Equity
2007
2008
2009
2010 Q1

Favorable Trend in Book Value



Book Value Per Share
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
$7.78
$9.15
$9.95
$10.49
$17.19
$19.46
$23.15
$23.89
2003
2004
2005
2006
2007
2008
2009
2010 Q1

APS

Conservative Investment Portfolio

- Fixed income managed internally
- "AAA" average rating of bond portfolio
- Average duration of 2.9 years
- Yield to maturity of 4.1%
- Reduced non-agency CMO exposure in 2009 by 81%

(in thousands)

Rating Category	Fair Value	%
AAA / Aaa	$ 163,530	68%
AA / Aa	29,627	12%
A / A	29,858	13%
BBB	12,573	5%
Non-investment grade	4,400	2%
Total	$ 239,988	100%

APS

Conservative Investment Portfolio

- 5% increase in portfolio to $273 million in 2010



$36.7 Gov't Tax-Exempt Bonds 13%
$92.9 Corporate 34%
$4.7 Non-agency CMO's 2%
$19.3 Cash 7%
$12.2 Equities 4%
$1.5 Other Inv. Assets 1%
$105.7 US Treasury and Agencies 39%
($ in millions)

APS

Strengthening Net Reserves Per Open Claim



$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
Net Reserves / Open Claim
$32,975
$57,321
$94,295
$100,352
$110,154
$133,774
$140,453
$152,936
2003
2004
2005
2006
2007
2008
2009
2010 Q1
At Period End

Attractive Performance Comparison

Key Operating Metrics	Median - Other Public Med Mal Companies (1)	APS 3/31/2010
Price/Book Value (2)	1.1	1.0
Price/TTM Operating EPS (2)	8.8	7.1
TTM Operating ROE	14%	15%
Loss Ratio	61%	43%
Combined Ratio	88%	62%

(1) Source: SNL - Includes PRA, ACAP and FPIC based on most recent reported 3/31/2010 financial data
(2) Share prices as of May 10, 2010